Exhibit 21.1

Subsidiaries of Barnes & Noble Education, Inc.

1.	B&N Education, LLC, a Delaware limited liability company

2.	Barnes & Noble College Booksellers, LLC, a Delaware limited liability company

3.	BNED Digital Holdings, LLC, a Delaware limited liability company

4.	BNED LoudCloud, LLC, a Delaware limited liability company

5.	BNED MBS Holdings, LLC, a Delaware limited liability company

6.	Cram LLC, a Delaware limited liability company

7.	Educate Ahora LLC, a Delaware limited liability company

8.	Edúcate Ahora México, S. de R.L. de C.V., a Mexican company

9.	Etudier Facile LLC, a Delaware limited liability company

10.	LoudCloud Systems Private Limited, an Indian subsidiary

11.	MBS Automation LLC, a Delaware limited liability company

12.	MBS Direct, LLC, a Delaware limited liability company

13.	MBS Internet, LLC, a Delaware limited liability company

14.	MBS Service Company LLC, a Delaware limited liability company

15.	MBS Textbook Exchange, LLC, a Delaware limited liability company

16.	PaperRater, LLC, a Delaware limited liability company

17.	Promoversity LLC, a Delaware limited liability company

18.	Student Brands, LLC, a Delaware limited liability company

19.	Study Mode LLC, a California limited liability company

20.	Studymode Technologies Private Limited, an Indian company

21.	TextbookCenter LLC, a Delaware limited liability company

22.	Trabalhos Feitos, LLC, a Delaware limited liability company

23.	TXTB.com LLC, a Delaware limited liability company

24.	Worldwide Knowledge LLC, a Delaware limited liability company